                                                                    EXHIBIT 4.12

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE I44A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 001                                   .     Principal Amount $249,970,000,
                                                as revised by the Schedule of
                                                Increases and Decreases in
                                                Global Security attached hereto

                                                CUSIP No.   41078TAC1
                                                Rule 144A Global Note

                       8.75% Senior Secured Notes due 2011

                  Hanover Equipment Trust 2001B, a Delaware business trust, promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Forty-Nine Million Nine Hundred Seventy Thousand Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on September 1, 2011.

                  Interest Payment Dates:        March 1 and September 1
                  Record Dates:                  February 15 and August 15

                  Additional provisions of this Security are set forth on the other side of this Security.

                                                HANOVER EQUIPMENT TRUST 2001B

                                                By:
                                                    ---------------------------
                                                    Name: David A. Vanaskey Jr.
                                                    Title: Vice President

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

WILMINGTON TRUST FSB,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
    ---------------------
    Authorized Signatory                               Date: August 30, 2001

                       8.75% Senior Secured Note due 2011

1.       Interest

                  Hanover Equipment Trust 2001B, a Delaware business trust (such business trust, and its successors and assigns under the Indenture hereinafter referred to; being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Issuer will pay interest semiannually in arrears on March 1 and September 1 of each year commencing March 1, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from September 1, 2001. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paving Agent and Registrar

                  Initially, Wilmington Trust FSB (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Issuer issued the Securities under an Indenture dated as of August 30, 2001 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuer, the Hanover Guarantors and the Trustee and a Participation Agreement dated as of August 30, 2001 (the "Participation Agreement") among the Issuer, the Lessee, the Certificate Holders named therein, the Hanover Guarantors, the Trustee and Wilmington Trust Company. The terms of the Securities include those stated in the Indenture and the Participation Agreement and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured senior obligations of the Issuer limited to $250 million aggregate principal amount (subject to Section 2.2 of the Indenture). This Security is one of the Original Securities (also referred to as Initial Securities) referred to in the Indenture. The Initial Securities and the Exchange Securities will be treated as a single class of securities under the Indenture. The Indenture and the Participation Agreement impose certain limitations on, among other things: the Incurrence of Indebtedness by the Issuer or Hanover or its Restricted Subsidiaries, the purchase or redemption of Capital Stock of Hanover, the Incurrence of Liens by the Issuer or Hanover or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries of Hanover, the issuance or sale of Capital Stock of Restricted Subsidiaries of Hanover, the business activities and investments of the Issuer mergers and consolidation of Hanover, and transactions with Affiliates of Hanover and its Restricted Subsidiaries. In addition, the Participation Agreement limits the ability of Hanover and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Hanover Guarantors will have unconditionally guaranteed, upon the release of escrowed funds pursuant to an Escrow Agreement, dated as of August 30, 2001 (the "Escrow Agreement"), among the Issuer, Hanover Equipment Trust 2001A and Wilmington Trust Company, as escrow agent, (and future Hanover Guarantors, together with the Hanover Guarantors, will unconditionally guarantee) jointly and severally, upon the occurrence of and during a Lease Event of Default, such obligations on a senior subordinated basis pursuant to the terms of a Guarantee, to be dated as of the date the escrowed funds are released pursuant to the Escrow Agreement, by the Hanover Guarantors.

5.       Redemption

                  Except as set forth below, the Securities will not be redeemable at the option of the Issuer prior to September 1, 2006. On and after such date, the Issuer may redeem all or, from time to time, a part of the Securities upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address and in accordance with the

                                                                              6
provisions of Section 20.1 of the Lease, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

                               Redemption
Period                         Price
------                         -----
2006                             104.375%
2007                             102.917%
2008                             101.458%

2009 and thereafter              100.000%

                  Prior to September 1, 2004, to the extent that Hanover raises Net Cash Proceeds from one or more Public Equity Offerings and such Net Cash Proceeds are contributed toward an Equipment Purchase (as defined below), the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the proceeds from an Equipment
Purchase in accordance with the provisions of Section 20.1(b) of the Lease at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; provided further, that each such redemption occurs within 60 days of the date of closing of such Public Equity Offering.

                  In each case, the Issuer will redeem the Securities with the proceeds from the Lessee's purchase of the Issuer's Equipment (the "Equipment Purchase"), in accordance with Sections 20.1 (a) or 20.1(b), as applicable, of the Lease.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $ 1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  If, in the sole judgment of the trustee of Hanover Equipment Trust 2001A, a Delaware business trust, prior to the POI Acquisition (defined below), the acquisition by the Lessee and its affiliates of Production Operators Corporation and certain other assets of Schlumberger Limited ("Schlumberger") and its affiliates, pursuant to that certain Purchase Agreement dated as of June 28, 2001 by and among Hanover Compression Limited Partnership,

 Schlumberger and the other parties named therein (the "POI Acquisition"), will not be consummated by November 15, 2001, the Issuer may at its option at any time before November 1, 2001 redeem all, but not less than all, of the Securities then Outstanding at a redemption price (expressed as a percentage of principal amount) of 101%, plus accrued and unpaid interest to the redemption date ("Special Optional Redemption").

                  In the event that there has been no Special Optional Redemption and the POI Acquisition has not been consummated by November 15, 2001, on November 30, 2001 the Issuer shall redeem all Securities then Outstanding at a redemption price (expressed as a percentage of principal amount) of 101%, plus accrued and unpaid interest to the redemption date ("Special Mandatory Redemption", and together with Special Optional Redemption, "Special Redemption").

                  If a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuer.

6.       Repurchase Provisions

                  (a) Upon a Change of Control with respect to Hanover, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture. The Issuer will repurchase the Securities with the proceeds from an Equipment Purchase in accordance with Section 20.1(c) of the Lease.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 9.6 of the Participation Agreement and Section 3.3 of the Indenture, the Issuer will be required to apply such Excess Proceeds to the repayment of the Securities in accordance with the procedures set forth in Section 3.3 of the Indenture. The Issuer will repurchase the Securities with the proceeds from an Equipment Purchase in accordance with
Section 20.1 (d) of the Lease.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect to a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants of the Issuer and the Hanover Guarantors, or surrender rights and powers conferred on the Issuer, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by Hanover or any Hanover Guarantor to comply with its obligations under (x) Section 9.10 of the

Participation Agreement or (y), prior to the execution and delivery of the Participation Agreement, Article IV of the Indenture, which default shall continue unremedied for a period of 30 days (iv) failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through 327 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to
Section 3.3 or 3.4, which failure shall constitute an Event of Default under clause (ii) above); (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above) or any covenant, representation or warranty under any of the Operative Agreement;
(vi) the occurrence and continuation of a Lease Event of Default; (vii) the Operative Agreements no longer create a first priority lien on all the Collateral for the benefit of the Trustee, in its capacity as Collateral Agent;
(viii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Hanover or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Hanover or any of its Restricted Subsidiaries), other than Indebtedness owed to Hanover or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness ("Payment Default") or (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (ix) certain events of bankruptcy, insolvency or reorganization of the Issuer, Hanover or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Hanover and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); (x) failure by the Issuer, Hanover or any Restricted Subsidiary to pay final judgments aggregating in excess of $20.0 million or its foreign currency equivalent at the time (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision") or (xi) any respective Guarantee of any of the Hanover Guarantors ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Hanover Guarantor denies or disaffirms its obligations under the Indenture, the Participation Agreement or its Hanover Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (iv) and
(v) hereof after receipt of such notice.

                  If an Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Events of Default described in clause (ix) above will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Issuer

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Issuer, or any Hanover Guarantor shall not have any liability for any obligations of the Issuer under the Securities, the Indenture, the Participation Agreement or any Hanover Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          Hanover Equipment Trust 2001B
                          c/o Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware 19890
                          Attention: Corporate Trust Administration
                          Telecopy No.: 302-651-8882

                          with a copy to:

                          Hanover Compressor Company
                          Hanover Compression Limited Partnership
                          12001 North Houston Rossyln
                          Houston, Texas 77806
                          Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to
                  _______________________________________________________
                   (Print or type assignee's name, address and zip code)

                     ______________________________________________
                      (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint_______________agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.
________________________________________________________________________________

Date:_______________________                    Your signature: ________________

Signature Guarantee:____________________________________________________________
                                (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

[1]               acquired for the undersigned's own account, without transfer;
                  or

[2]               transferred to the Issuer; or

[3] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

[4] transferred pursuant to an effective registration statement under the Securities Act; or

[5] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

[6] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

[7] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
                                                ________________________________
                                                Signature

Signature Guarantee:

_____________________________                  _________________________________
(Signature must be guaranteed)                 Signature
________________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

__________________________
Dated:

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

              AMOUNT OF DECREASE IN       AMOUNT OF INCREASE IN       PRINCIPAL AMOUNT OF THIS            SIGNATURE OF AUTHORISED
DATE OF       PRINCIPAL AMOUNT OF THIS    PRINCIPAL AMOUNT OF THIS    GLOBAL SECURITY FOLLOWING SUCH      SIGNATORY OF TRUSTEE OR
EXCHANGE      GLOBAL SECURITY             GLOBAL SECURITY             DECREASE OR INCREASE                SECURITIES CUSTODIAN
---------     ------------------------    ------------------------    -------------------------------     ------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.3 or 3.4 of the Indenture, check either box:

                                      [ ]      [ ]
                                      3.3      3.4

                  If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.3 or 3.4 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

 Date: _____________ Your Signature_____________________________________________
                                   (Sign exactly as your name appears on the
                                    other side of the Security)

Signature Guarantee: ___________________________________________________________
                                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.